SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement

/ /  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     2401.14a-12

                           Micron Technology, Inc.
----------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


                           Micron Technology, Inc.
----------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
     4)  Proposed maximum aggregate value of transaction:

*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

Notes:

                       "Preliminary Copy"

                     Micron Technology, Inc.

                     -----------------------

          Notice of 1995 Annual Meeting of Shareholders
                    Monday, January 29, 1996


TO THE SHAREHOLDERS:

 Notice Is Hereby Given that the 1995 Annual Meeting of Shareholders of Micron Technology, Inc., a Delaware corporation (the "Company"), will be held on January 29, 1996, at 9:00 a.m., Mountain Standard Time, at the Boise Centre on the Grove, 850 W. Front Street, Boise, ID 83702, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected and qualified.

    2. To approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 300,000,000 to 1,000,000,000 shares.

     3. To approve an amendment to the Company's 1994 Stock
  Option Plan increasing the number of shares of Common Stock reserved for future grant from 2,000,000 to 7,000,000 shares.

    4. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company for the fiscal year ending August 29, 1996.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

 Only shareholders of record at the close of business on November
30, 1995, are entitled to notice of and to vote at the meeting.

 All shareholders are cordially invited to attend the meeting in person. Directions to the meeting's location accompany the Proxy Statement. However, to ensure your representation at the meeting, you are urged to vote, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. The shareholders attending the meeting may vote in person even if they have returned a proxy.

                                By Order of the Board of Directors




Boise, Idaho                    WILBUR G. STOVER, JR.
December 14, 1995               Vice President Finance, Chief
                                Financial Officer and
                                Corporate Secretary



    YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

 Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which is addressed for your convenience. No postage is required if mailed in the United States.

                 PLEASE MAIL YOUR PROXY PROMPTLY

                    Micron Technology, Inc.

                       8000 S. Federal Way
                    Boise, Idaho  83706-9632

                         ---------------

                         PROXY STATEMENT
               1995 ANNUAL MEETING OF STOCKHOLDERS
                    Monday, January 29, 1996


         INFORMATION CONCERNING SOLICITATION AND VOTING

General

 The enclosed Proxy is solicited on behalf of the Board of Directors of Micron Technology, Inc. (the "Company"), for use at the 1995 Annual Meeting of Shareholders to be held on January 29, 1996, at 9:00 a.m., Mountain Standard Time, or at any adjournment thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of 1995 Annual Meeting of Shareholders. The Annual Meeting will be held at the Boise Centre on the Grove, 850 W. Front Street, Boise, Idaho 83702. Directions to the Annual Meeting accompany this Proxy Statement. The Company's telephone number is (208) 368-4000.

 This Proxy Statement and enclosed Proxy are first being mailed on or about December 14, 1995, to all shareholders entitled to vote at the meeting.

Record Date

 Shareholders of record at the close of business on November 30, 1995 (the "Record Date"), are entitled to notice of and to vote at the meeting.

Deadline for Receipt of Shareholder Proposals for 1996 Annual
Meeting

 Proposals of shareholders of the Company which are intended to be presented at the Company's 1996 Annual Meeting of Shareholders, must be received by the Company no later than July 1, 1996, and otherwise be in compliance with applicable laws and regulations in order to be included in the proxy statement and form of proxy relating to that meeting.

Revocability of Proxy

 Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation

 The cost of solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile or telegram. The Company intends to use the services of Beacon Hill Partners, Inc., a proxy solicitation firm, in connection with the solicitation of proxies. Although the exact cost of those services is not known at this time, it is anticipated that the cost will be approximately $5,000.

             VOTING SECURITIES AND PRINCIPAL HOLDERS

Outstanding Shares

 The Company has only one class of stock outstanding, the Company's common stock, $.10 par value per share (the "Common
Stock").  At the Record Date, [206,861,383] shares of the
Company's Common Stock were issued and outstanding.

Voting Rights

 Under the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, each shareholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters, including the election of directors, unless cumulative voting for the election of directors is required. Cumulative voting for the election of directors shall not be required unless at least one shareholder has given notice at the meeting, prior to the voting, of the intention to cumulate votes. In the event cumulative voting is requested, every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than ten (10) candidates. In the event cumulative voting is required, the persons authorized to vote shares represented by proxies shall have the authority and discretion to vote such shares cumulatively for any candidate or candidates for whom authority to vote has not been withheld. The ten nominees for director receiving the highest number of votes cast will be elected, whether or not any one of them receives the vote of a majority of the shares represented and entitled to vote at the meeting. Abstentions and broker nonvotes as to the election of the directors will not count as votes cast "FOR" or "AGAINST" any nominee.

 With respect to the proposed amendment to the Company's Certificate of Incorporation, such business item will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on such matter. Thus, abstentions and broker nonvotes will have the effect of a vote "AGAINST" such business item.

 All other business items will require the affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote on such matters. Abstentions as to such business items will have the effect of a vote "AGAINST" such proposals. Broker nonvotes with respect to such business items will not be counted for purposes of determining the number of shares represented and entitled to vote at the meeting and will not represent a vote either "FOR" or "AGAINST" such items of business. Thus, broker nonvotes as to these proposals will not have any effect on their passage or failure to pass.

Voting of Proxies

 The shares of Common Stock represented by all properly executed proxies received in time for the meeting will be voted in accordance with the directions given by the shareholders. If no instructions are given, the shares will be voted (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors; (ii) FOR the amendment to the Company's Certificate of Incorporation;
(iii) FOR the amendment to the Company's 1994 Stock Option Plan; and (iv) FOR ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company for fiscal 1996.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth security ownership information as of October 31, 1995, for (i) persons known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the "SUMMARY COMPENSATION TABLE" set forth herein, and (iv) all directors and executive officers as a group:

                                         Amount and
                                         Nature of
            Name and Address             Beneficial         Percent of
          of Beneficial Owner            Ownership             Class
          -------------------            ----------         ----------
    FMR Corp..........................   15,576,715 (1)        7.53%
      82 Devonshire Street
      Boston, Massachusetts 02109
    J.R. Simplot Company..............   23,699,000 (2)       11.46%
      999 Main Street, Suite 1300
      Boise, Idaho 83707
    John R. Simplot...................   17,955,200 (3)(4)     8.68%
      999 Main Street, Suite 1300
      Boise, Idaho 83707
    Simplot Canada Limited............    2,600,000 (5)        1.26%
    Steven R. Appleton................      145,466 (6)(7)       *
    Donald D. Baldwin.................       42,800 (6)(7)       *
    Edward J. Heitzeberg..............      233,700 (6)(7)       *
    Jerry M. Hess.....................       22,000 (8)          *
    Robert A. Lothrop.................       40,049 (9)          *
    Tyler A. Lowrey...................       80,998 (6)(7)(10)   *
    Thomas T. Nicholson...............    1,601,670 (11)         *
    Allen T. Noble....................    2,001,200              *
    Joseph L. Parkinson...............            0 (12)        n/a
    Don J. Simplot....................      148,020 (3)(13)      *
    Gordon C. Smith...................          750 (14)         *
    Kenneth G. Smith..................       59,000 (6)(7)       *
    Wilbur G. Stover, Jr..............       39,398 (6)(7)       *
    All directors and executive
    officers as a group
    (20 persons)
    (3),(4),(6),(7),(8),(9),(10),(11),
    (12),(13),(14),(15)...............    48,931,571          23.65%

_______________
        *Less than 1%
(1) Includes shares beneficially owned by subsidiaries of FMR Corp., as follows: Fidelity Management & Research Company, 15,115,095 shares; Fidelity Management Trust Company, 404,020 shares; and Fidelity International Limited, 57,600 shares. Of these shares, FMR Corp. has sole voting power with respect to 268,820 shares and sole dispositive power with respect to 15,519,115 shares. Fidelity International Limited has sole voting and dispositive power with respect to all of the shares it beneficially owns.
(2) Does not include shares held by Simplot Canada Limited, a wholly owned subsidiary of the J.R. Simplot Company, and by Messrs. John R. Simplot and Don J. Simplot.
(3) Messrs. John R. Simplot and Don J. Simplot, directors of the Company, are shareholders of the J.R. Simplot Company. Mr.
     Don J. Simplot serves as a director, member of the Office of the Chairman of the Board of Directors and as Corporate Vice President of the J.R. Simplot Company. In addition to their respective number of shares indicated in the table, these individuals may be deemed to be beneficial owners of 23,699,000 shares held by the J.R. Simplot Company and 2,600,000 shares held by Simplot Canada Limited, a wholly owned subsidiary of the J.R. Simplot Company.
(4) Includes 17,917,600 shares held in the J.R. Simplot Self Declaration of Revocable Trust dated December 21, 1989,
     15,200 shares held by Mrs. Simplot and 22,400 shares held in joint tenancy with Mrs. Simplot.
(5) Simplot Canada Limited is a wholly owned subsidiary of the J.R. Simplot Company.
(6) Does not include shares of common stock of Micron Communications, Inc., a subsidiary of the Company, held by Mr. Appleton, 1,206; Mr. Baldwin, 1,206; Mr. Heitzeberg, 1,206; Mr. Lowrey, 1,285; Mr. Smith, 463; Mr. Stover, 1,206; and all directors and executive officers as a group (20 persons), 12,892. The total number of shares held by all directors and executive officers as a group represents 1.76% of the total outstanding shares of Micron Communications, Inc., common stock.
(7) Includes options exercisable within 60 days of October 31, 1995, under the Company's 1985 Incentive Stock Option Plan and the Company's 1994 Stock Option Plan in the following amounts: Mr. Appleton, 87,706; Mr. Baldwin, 15,800; Mr. Heitzeberg, 78,000; Mr. Lowrey, 58,998; Mr. Smith, 45,000;
     Mr. Stover, 27,398; and all directors and executive officers as a group (20 persons), 849,682.
(8) Includes 20,000 shares held directly in the name of Jerry M. Hess and 2,000 shares held in the name of J.M. Hess Construction Co.
(9)  Includes 40 shares held directly in the name of Robert
     Lothrop, 424 shares held in the name of Mrs. Lothrop, and 39,585 shares held in joint tenancy with Mrs. Lothrop.
(10) Does not include 1,966 shares of common stock of Micron
     Quantum Devices, Inc. ("MQD"), a subsidiary of the Company, held by Mr. Lowrey, which represents less than one percent
     (1%) of the total outstanding shares of MQD common stock. No other directors or executive officers of the Company hold shares of MQD common stock.
(11) Includes 1,550,000 shares held in the name of Thomas T. Nicholson directly, 16,670 shares held in the name of Mrs. Nicholson, 10,000 shares held in the name of Mountain View Equipment, 8,000 shares held in the name of Miller-Nicholson, Inc., 7,000 shares held in the name of MNI, and 10,000 shares held in the name of MNII.
(12) Reflects ownership as of May 1, 1995. Changes in beneficial ownership of Company securities, if any, subsequent to such date have not been reported by Mr. Parkinson to the Company.
(13) Includes 143,020 shares held in the name of  Mr. Don J.
     Simplot directly and 5,000 shares held by Mr. Don J. Simplot as custodian for his minor child.
(14) All shares are held in joint tenancy with Mrs. Gordon C.
     Smith.
(15) Includes beneficial ownership, if any, for Mr. Joseph L. Parkinson and Mr. Kenneth G. Smith. Also, includes
     23,699,000 shares held by the J.R. Simplot Company and 2,600,000 shares held by Simplot Canada Limited (see footnote
     (3) above).

                    BUSINESS TO BE TRANSACTED

1.  ELECTION OF DIRECTORS

Nominees

 The Company's Bylaws currently provide for ten (10) directors, and it is contemplated that a Board of ten (10) directors will be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's ten (10) nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board. The names of the ten (10) nominees and certain information about them are set forth below:

                                                                   Served
                                                                    as a
                                                                  Director
Name of Nominee          Age  Principal Occupation                 Since
---------------          ---  --------------------                 -----
Steven R. Appleton...... 35   Chairman of the Board of Directors,  1994 (1)
                              Chief Executive Officer and
                              President of the Company

Jerry M. Hess........... 57   Chairman and Chief Executive         1994
                              Officer of J.M. Hess Construction
                              Company, Inc. (General Construction)

Robert A. Lothrop....... 69   Former Senior Vice President of      1994 (2)
                              J.R. Simplot Company (Food
                              Processing, Fertilizer and
                              Agricultural Chemicals
                              Manufacturing)

Tyler A. Lowrey......... 42   Vice Chairman of the Board of        1994 (3)
                              Directors and Chief Technical
                              Officer of the Company

                               4

Thomas T. Nicholson..... 59   Vice President of Honda of Seattle   1980
                              (Automobile Distributorship);
                              President of Mountain View Equipment
                              (Farm Equipment Dealership); and
                              Partner of CC&T Land & Livestock
                              (Cattle Business)

Allen T. Noble.......... 66   President of Farm Development        1980
                              Corporation (Land Development
                              and Agribusiness Interests);
                              Director, West One Bancorp
                              (Financial Institution)

Don J. Simplot.......... 60   Member of Office of the Chairman     1982
                              and Corporate Vice President of the
                              J.R. Simplot Company (Food
                              Processing, Fertilizer and
                              Agricultural Chemicals
                              Manufacturing); Director, AirSensors,
                              Inc. (Alternative Fuels Conversion
                              Equipment)

John R. Simplot......... 86   Former Chairman of the Board of the  1980
                              J.R. Simplot Company (Food
                              Processing, Fertilizer and
                              Agricultural Chemicals
                              Manufacturing)

Gordon C. Smith......... 66   Former President and Chief           1990
                              Executive Officer of the J.R.
                              Simplot Company (Food Processing,
                              Fertilizer and Agricultural
                              Chemicals Manufacturing)

Wilbur G. Stover, Jr...  42   Vice President, Finance, Chief       1994
                              Financial Officer and Corporate
                              Secretary of the Company

(1) Mr. Appleton also served as a member of the Board of Directors of the Company between April 1991 and July 1992.
(2) Mr. Lothrop also served as a member of the Board of Directors of the Company between August 1986 and July 1992.
(3) Mr. Lowrey also served as a member of the Board of Directors of the Company between August 1990 and July 1992.

 Each of the nominees has been engaged in his principal occupation set forth above during the past five years, except as follows:

 (i) During the past five years, Steven R. Appleton served in various capacities with the Company, its subsidiaries and affiliates, including President and Chief Operating Officer and Vice President, Manufacturing of the Company; Chairman of the Board of Directors of Micron Semiconductor, Inc. (a wholly owned subsidiary of the Company); and President and Chief Executive Officer of Micron Semiconductor, Inc.

 (ii) Robert A. Lothrop served as Senior Vice President of the
J.R. Simplot Company from January 1986 until his retirement in January 1991.

 (iii) During the past five years, Tyler A. Lowrey served in various capacities with the Company, its subsidiaries and affiliates, including Vice President, Research and Development of the Company; Vice President, Process Research and Development and Assistant Technical Officer of the Company; director of the Company; and Vice President, Chief Technical Officer and director of Micron Semiconductor, Inc.

 (iv) Don J. Simplot served as the President of Simplot Financial
Corporation, a wholly owned subsidiary of the J.R. Simplot
Company, from February 1985 until January 1992.  In April 1994,
Mr. Don Simplot was appointed as a member of Office of the Chairman of the J.R. Simplot Company.

 (v) John R. Simplot served as the Chairman of the Board of Directors of the J.R. Simplot Company prior to his retirement in April 1994. Mr. John R. Simplot currently serves as Chairman
Emeritus of the J.R. Simplot Company.

 (vi) Gordon C. Smith served in various management positions from July 1980 until January 1992 for Simplot Financial Corporation, a wholly owned subsidiary of the J.R. Simplot Company. From May 1988 until his retirement in March 1994, Mr. Smith served as the President and Chief Executive Officer of the J.R. Simplot Company. Mr. Smith also currently serves as a director of the J.R. Simplot Company. The J.R. Simplot Company is a privately held company involved in food processing and in manufacturing and marketing fertilizers and agricultural chemicals.

 (vii) During the past five years, Wilbur G. Stover, Jr. served in various capacities with the Company, its subsidiaries and affiliates, including, Controller and Treasurer of the Company and Vice President, Finance, and Chief Financial Officer of Micron Semiconductor, Inc.

 Mr. Allen T. Noble has served as a director of West One Bancorp, or its predecessor, since 1975 (except for the period between March 1983 through September 1984). West One Bancorp is the parent company of West One Bank, Idaho, the Company's stock transfer agent and registrar. West One Bancorp is a publicly traded company.

 There is no family relationship between any director or executive officer of the Company, except between John R. Simplot and Don J. Simplot, who are father and son, respectively.

Section 16(a) Compliance

 Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors, executive officers, and greater than ten percent (10%) beneficial owners complied with all applicable filing requirements during the fiscal year ended August 31, 1995, except for Mr. John R. Simplot. Mr. John R. Simplot, who is a director of the Company, failed to report on SEC Form 4 (Statement of Changes in Beneficial Ownership) a purchase by his spouse of 250 shares of Common Stock of the Company in March 1995.

Certain Relationships and Related Transactions

 In March of 1995, Lake Hazel Shopping Center, an Idaho general partnership, of which Mr. Nicholson is a partner, sold approximately 80 acres of real property located in Ada County, Idaho, to the Company for $708,445. The acquisition of the real estate was in the Company's ordinary course of obtaining property for expansion of its operations at its Boise, Idaho site.

Board Meetings and Committees

 The Board of Directors of the Company held a total of sixteen
(16) meetings during the fiscal year ended August 31, 1995. The
Board of Directors has formed a standing Audit Committee and a standing Compensation Committee.

 The Audit Committee, which consists of Mr. Nicholson, Mr. Noble, and Mr. Smith, held two (2) meetings during fiscal 1995. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent accountants and evaluating the Company's accounting principles and system of internal accounting controls.

 The Compensation Committee, which consists of Mr. Lothrop, Mr. Nicholson, Mr. Noble, and Mr. John R. Simplot, held three (3) meetings during fiscal 1995. The Compensation Committee is primarily responsible for reviewing and approving the compensation for the Company's officers. (See "Compensation Committee Interlocks and Insider Participation" set forth herein.)

 During fiscal 1995, all incumbent directors attended 75% or more of the total number of meetings of the Board of Directors and of the total number of meetings of all committees of the Board on which they served.

        COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows all compensation paid to the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers who were serving as executive officers at the end of fiscal 1995 for all services rendered to the Company and its subsidiaries for each of the last three completed fiscal years. The table also shows all such compensation paid to Mr. Parkinson, Chief Executive Officer through September 26, 1994 and Mr. Smith, an executive officer through May 10, 1995, who would have been one of the four most highly compensated executive officers of the Company other than the CEO, except for the fact that he was not serving as an executive officer at the end of fiscal 1995:

                   SUMMARY COMPENSATION TABLE
                                                                                   Long-term
                                                 Annual Compensation              Compensation
                                        ----------------------------------------  ------------
                                                                                                     All Other
                                Fiscal                          Other Annual         Options       Compensation
Name and Principal Position (1)  Year   Salary (2) Bonus (3)(4) Compensation (5) Granted (#)(6)(7)      (8)
------------------------------- ------  ---------- ------------ ---------------- ----------------- ------------
Steven R. Appleton              1995    $450,000   $1,239,540        $0           120,000           $57,017
 Chairman, CEO and President    1994     436,624      640,246         0           100,000            42,397
                                1993     232,692      150,227         0           125,008(9)         22,663

Tyler A. Lowrey                 1995     450,000    1,245,274         0           120,000            15,262
 Vice Chairman,                 1994     436,624      613,818         0           100,000             4,717
 Chief Technical Officer        1993     232,692      303,907         0           125,008(9)          4,154


Edward J. Heitzeberg            1995     200,000      613,047         0            80,000            25,000
 Vice President, Quality        1994     196,836      227,507         0            75,000            20,642
                                1993     176,635      182,284         0            60,010(9)          4,459

Wilbur G. Stover, Jr.           1995     233,385      576,845         0            72,000            12,249
 Vice President, Finance,       1994     156,692      189,385         0            49,998             4,176
 CFO and Secretary              1993     120,008       48,290         0            60,010(9)          1,877

Donald D. Baldwin               1995     205,000      516,027         0            64,000            20,447
 Vice President, Sales          1994     200,949      201,758         0            75,000            16,112
                                1993     159,808       53,815         0            60,010(9)         13,933
__________

Joseph L. Parkinson             1995     370,769      201,976         0                 0           157,398
 Former Chairman and CEO        1994     679,722      656,318         0                 0            51,433
                                1993     331,731      491,787         0                 0            12,584

Kenneth G. Smith                1995     204,500      592,672         0            80,000            30,204
 Former Vice President,         1994     200,943      202,158         0            75,000            17,180
 Operations                     1993     159,808       51,949         0            60,010(9)         12,308

__________________________

(1) Represents the Chief Executive Officer and four most highly compensated executive officers, other than the Chief Executive Officer, in their respective positions at the end of fiscal 1995. Mr. Parkinson, and certain other officers of the Company resigned from their positions as officers and directors of the Company effective as of September 26, 1994. Effective upon their resignations, Steven R. Appleton was appointed to serve as the Company's Chairman, Chief Executive Officer, and
     President; Tyler A. Lowrey was appointed to serve as Vice Chairman and Chief Technical Officer; and Wilbur G. Stover, Jr. was appointed to serve as Vice President, Finance, and Chief Financial Officer of the Company. Mr. Smith, former Vice President, Operations, resigned as an officer of the Company on May 10, 1995.
(2) Includes compensation deferred by the employee under the Company's Section 401(k) retirement plan.

(3) Includes executive bonuses earned and paid during the fiscal year for financial performance goals relating to previous fiscal years. See the subheading "Payment/Exercise Restrictions" under "REPORT OF THE COMPENSATION COMMITTEE OF
     THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION" set forth herein.
(4) Includes profit sharing and bonus compensation paid for achievement of performance milestones, the filing and issuance of patents, and the publication of technical articles.
(5) Excludes the payment of certain perquisites and other benefits which in the aggregate did not exceed the lesser of $50,000 or 10% of the named executive's salary and bonus for such year.
(6)  Includes options to purchase shares of the Company's
     Common Stock under the Company's 1985 Incentive Stock Option
     Plan and the 1994 Stock Option Plan (the "Stock Plans").
(7) Options granted under the Stock Plans reflect a 2-for-1 stock split effected in the form of a stock dividend as of May
     4, 1995, and a 5-for-2 stock split effected in the form of a stock dividend, as of April 1, 1994.
(8) Consists of (i) Company contributions made on the named executive's behalf to the Section 401(k) retirement plan; (ii) cash paid to the named executive under the Company's time-off plan; and (iii) cash paid upon termination of the 1993 Micron Semiconductor, Inc., Stock Appreciation Rights Plan (the "SAR Plan"). Under the SAR Plan, each employee of Micron Semiconductor, Inc., as of January 22, 1993, was granted the right to participate in the book value appreciation of ten
     (10) shares of Micron Semiconductor, Inc., common stock. As of September 1, 1994, the total number of shares subject to appreciation rights under the SAR Plan represented approximately 1.62% of the total outstanding shares of Micron Semiconductor, Inc., common stock. Effective November 4, 1994, Micron Semiconductor, Inc., was merged with and into Micron Technology, Inc., and the SAR Plan was terminated and amounts equal to the appreciation of rights under the SAR Plan were paid to all eligible employees. See footnote (9) to this table and accompanying financial disclosure.
(9) Includes ten (10) stock appreciation rights ("SARs") awarded to Micron Semiconductor, Inc. employees under the SAR Plan. See footnote (8) to this table for further details.

               OPTION GRANTS IN LAST FISCAL YEAR

 The following table provides information on options granted under the Company's 1994 Stock Option Plan in fiscal 1995 to the Named Executive Officers:

                                      Individual Grants
                        -----------------------------------------------
                                     Percent of
                                       Total     Exercise
                                      Options     or Base                  Potential Realizable Value at
                         Options     Granted to    Price                   Assumed Annual Rates of Stock
                         Granted    Employees in    Per      Expiration   Price Appreciation for Option Term
   Name                 (#) (1)(2)   Fiscal Year  Share(2)      Date               5%            10%
   ----                 ----------  ------------ ---------   ----------      -------------   ------------
Steven R. Appleton.....   120,000       2.40%      $18.18     10-27-00         $741,960       $ 1,683,240
Tyler A. Lowrey........   120,000       2.40%      $18.18     10-27-00          741,960         1,683,240
Edward J. Heitzeberg...    80,000       1.60%      $18.18     10-27-00          494,640         1,122,160
Wilbur G. Stover, Jr...    72,000       1.44%      $18.18     10-27-00          445,176         1,009,944
Donald D. Baldwin......    64,000       1.28%      $18.18     10-27-00          395,712           897,728
__________

Joseph L. Parkinson....         0          0%        n/a         n/a               n/a              n/a
Kenneth G. Smith.......    80,000       1.60%      $18.18     10-27-00          494,640         1,122,160

_______________________

(1)  Options granted under the Company's 1994 Stock Option
     Plan typically have a six (6) year term and vest over a five
     (5) year period in increments of twenty percent per year. Options under such plan may be granted as incentive stock options ("ISOs") or nonstatutory stock options ("NSOs"). ISOs are granted with an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant, as defined under the plan. All NSOs granted and set forth in the above table were granted with an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.
(2) Options granted and set forth in the above table, as well as the exercise price thereof, reflect a 2-for-1 stock split effected in the form of a stock dividend as of May 4, 1995.

        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
             AND FISCAL YEAR-END OPTION/SAR VALUES

  The following table provides information regarding option exercises in fiscal 1995 by the Named Executive Officers and the value of such officers' unexercised options at August 31, 1995:

                                                       Number of
                                                      Securities            Value of
                                                      Underlying          Unexercised
                                                      Unexercised         In-The-Money
                                                      Options/SARs        Options/SARs
                                                        at Fiscal           at Fiscal
                         Shares                         Year-End            Year-End
                       Acquired on        Value       Exercisable(E)      Exercisable(E)
Name                  Exercise # (1)     Realized    Unexercisable(U)    Unexercisable(U)
----                  --------------     --------    ----------------    ----------------

Steven R. Appleton...       104,294     $3,437,518        15,706 (E)       $1,173,697  (E)
                                                         405,002 (U)       27,499,346  (U)

Tyler A. Lowrey......        59,996      1,179,137             0 (E)                0  (E)
                                                         305,002 (U)       20,041,348  (U)

Edward J. Heitzeberg..            0              0        37,000 (E)        2,605,277  (E)
                                                         196,000 (U)       12,764,469  (U)

Wilbur G. Stover, Jr..       29,998      1,043,389             0 (E)                0  (E)
                                                         151,000 (U)        9,700,888  (U)

Donald D. Baldwin.....       57,000      2,363,097         2,000 (E)          149,210  (E)
__________                                               183,000 (U)       12,077,328  (U)

Joseph L. Parkinson...       15,000        225,799             0 (E)                0  (E)
                                                               0 (U)                0  (U)

Kenneth G. Smith......       51,000      1,462,775        10,000 (E)          740,350  (E)
                                                         200,000 (U)       13,083,816  (U)

________________________

(1) Shares acquired on exercise of an option reflect a 2-for-1 stock split effected in the form of a stock dividend as of May 4, 1995.

Compensation of Directors

 Directors' Fees

 Directors who are employees of the Company receive no additional or special remuneration for their service as directors. Directors who are not employees of the Company are entitled to receive, effective December 19, 1994, a director fee of $4,000 for each Board of Directors meeting attended. Prior to such date, Directors received a fee of $3,000 for each Board of Directors meeting attended. The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings. Directors do not receive any additional or special remuneration for their service on any of the committees established by the Board of Directors.

 Mr. Lothrop and Mr. Smith have entered into individual agreements with the Company pursuant to which the receipt of their meeting fees is deferred until the first business day of the calendar year in which they no longer serve as a director of the Company. Deferred amounts, in the case of termination of service as a director, are paid in five annual installments. In the event of death, the balance then owed is paid in a single sum as soon as practicable following the death of the director or former director. All amounts deferred are recorded as a liability on the records of the Company. Such amounts accrue interest monthly at a rate per annum equal to the Company's average investment portfolio yield for such month.

Termination of Employment Agreements and Change in Control
Arrangement

 Termination Agreements

 The Company has entered into separate agreements with each executive officer and certain other key employees of the Company relating to notice of termination and compensation upon termination or death. Each agreement requires that the Company or officer or employee give six (6) months advance written notice of termination regardless of the reason or justification for termination. The officer or employee may discontinue active duties at any time following notice; however, employment for purposes of salary, bonuses, benefits, stock vestings, and for determining conflicts of interest continues for at least six (6) months from the date of notice. The Board also approved the payment of performance bonuses that otherwise would have been paid within six (6) months after the date of an officer's death. During fiscal 1995, payments were made pursuant to these agreements to Mr. Parkinson and Mr. Smith.

 Change in Control Arrangement

 On October 31, 1988, the Company's Board of Directors adopted an arrangement whereby, upon any change in control of the Company, all unvested shares and options shall vest, and all unpaid bonuses subject to installments shall be immediately due and payable. "Change in Control" is defined under this arrangement to mean the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the Common Stock of the Company then outstanding.

 Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph set forth herein shall not be incorporated by reference into any such filings.

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                REGARDING EXECUTIVE COMPENSATION


Compensation Committee

 This report has been prepared by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Robert
A. Lothrop, Thomas T. Nicholson, Allen T. Noble, and John R. Simplot serve as members of the Committee. The Committee meets at least annually or more frequently as the Company's Board of Directors may request. The Committee's primary responsibilities include the review of compensation, consisting of salary, bonuses, benefits, stock option grants and other compensation, of the Company's executive officers. Compensation for the Company's officers for fiscal 1995, including base salary, performance bonuses, stock option grants, and other compensation, were determined by the Compensation Committee and reviewed and approved by the Company's board of Directors.

 Compensation for Micron Semiconductor, Inc. officers was reviewed and approved by the Micron Semiconductor, Inc., Board of Directors. Grants to Micron Semiconductor, Inc. officers of options to purchase the Company's Common Stock, were reviewed and approved by the Boards of Directors of Micron Semiconductor Inc., and of the Company. Effective November 4, 1994, Micron Semiconductor, Inc. was merged with and into Micron Technology, Inc. On October 17, 1994, Mr. Lothrop and Mr. Nicholson were appointed to replace Mr. Parkinson and Mr. Reid N. Langrill as members of the Compensation Committee.

Executive Officer Compensation

 The executive officer compensation programs utilized by the Company are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company and its subsidiaries. The various components of the executive officer compensation programs used by the Company are, in most cases, the same as those made available generally to employees of the Company and its subsidiaries. The following is a summary of the executive officer compensation programs:

 Cash Compensation

 Base Salary. Base salaries are established primarily upon an evaluation of the officer's positions and contributions to the Company including (i) individual performance, (ii) level of responsibility, (iii) technical expertise, (iv) length of service, (v) Company performance, and (vi) industry compensation levels.

 Company Performance Bonuses. Cash bonuses to executive officers are intended to reward officers for the Company's financial performance during the fiscal year. Accordingly, bonuses are determined based on performance criteria established at the beginning of each fiscal year formulated primarily as a percentage of the after-tax net profit of the Company at the end of the fiscal year. Performance bonus percentages are established according to a subjective analysis of each officer according to the same criteria utilized to determine base salary.

 Profit Sharing. The Company distributes ten percent (10%) of the Company's quarterly after-tax net profits to all eligible employees of the Company. The plan provides for equal allocation among all eligible employees of the first $500,000 of amounts eligible for distribution. Amounts exceeding $500,000 are distributed pro rata to eligible employees on the basis of base salary of eligible employees.

 Incentive Bonuses. From time to time, incentive cash bonuses are approved for payment to employees, including executive officers, for the achievement of milestones, the completion of projects identified as contributing substantially to the Company's success, and the attainment of technological advances.

 Equity Compensation

 In order to provide long-term incentive to the executive officers and employees of the Company and its subsidiaries related to long-term growth in the value of the Company's Common Stock, the Company issues incentive stock options and nonstatutory stock options to such persons under the Company's 1985 Stock Incentive Plan and the Company's 1994 Stock Option Plan (the "Stock Plans"). The determination of who receives stock options under the Stock Plans and the number of stock options granted to each such recipient is based upon the same criteria utilized to determine base salary.

 Other Compensation

 In addition to cash and equity compensation programs, the executive officers participate in various other employee benefit plans, including, but not limited to, a time-off plan. Under the time-off plan, all employees of the Company, including executive officers, are allowed to accumulate a predetermined nondiscriminatory number of hours for vacation, holiday, sick time, emergencies and personal needs. Hours accumulated in excess of 400 that are not used are paid out in cash. Executive officer participation in various clubs, organizations, and associations may also be funded by the Company.

 Payment/Exercise Restrictions

 In an effort to encourage employees and executive officers to remain employed by the Company and to promote Company performance, many compensation programs for employees and executive officers contain provisions which subject the benefits of such programs to certain conditions.
In this regard, Company performance bonuses awarded to each executive officer are earned and paid in equal annual installments over a five
(5) year period, subject to the following conditions: (i) the Company is profitable in the year of payment; (ii) the individual remains employed by the Company or a subsidiary of the Company; and (iii) the Board of Directors approves the payment of the annual installment. Likewise, stock options granted to executive officers typically have a term of six (6) years and vest twenty percent (20%) each year for a period of five (5) years from the date of grant.

CEO Compensation

 During fiscal 1995, Mr. Joseph L. Parkinson served as the Chairman of the Board of Directors and the Chief Executive Officer of the Company. He resigned from his officer and director positions with the Company, effective as of September 26, 1994. Mr. Parkinson was a founder of the Company and served as President and Chief Operating Officer of the Company from 1980 to 1986 when he was appointed to serve as Chairman of the Board of Directors and Chief Executive Officer. Mr. Parkinson's compensation for fiscal 1995 consisted of amounts received under the executive officer compensation programs described above. The amounts paid to Mr. Parkinson during the fiscal year were based upon the amounts owed him pursuant to the contractual terms of his termination agreement. See the description of Termination Agreements set forth in the Proxy Statement in which this Report is included.

 Effective September 26, 1994, Mr. Steven R. Appleton was elected Chairman of the Board of Directors, President and Chief Executive Officer. His base salary then in effect continued after his assumption of his new positions. His cash bonuses for the year were attributable primarily to the receipt of annual installments of Company Performance Bonuses for fiscal years 1993, 1994 and 1995. See the description of Company Performance Bonuses in this Report. See also the description under the subheading "Payment/Exercises Restrictions" in this Report.

 Effective October 27, 1994, the Board of Directors approved a grant to Mr. Appleton of 120,000 stock options (adjusted to reflect the 2-for-1 stock split effected in the form of a stock dividend as of May 4, 1995). Grants to other executive officers of the Company were made at the same time. The Compensation Committee had no predetermined number of options that it believed Mr. Appleton should hold. The actual number of options granted to Mr. Appleton was based upon subjective and objective factors, such as, his individual performance, his position in the Company relative to the other executive officers who received option grants on the same date, the Company's overall performance, his length of service with the Company, his past contributions to the success of the Company and his contributions to the Company's success that were expected to be made in the future.


                    Compensation Committee of the Board of Directors
                                   Robert A. Lothrop
                                   Thomas T. Nicholson
                                   Allen T. Noble
                                   John R. Simplot



Compensation Committee Interlocks and Insider Participation

 During fiscal 1995, the Compensation Committee members initially consisted of Joseph L. Parkinson, Reid N. Langrill, John R.
Simplot and Allen T. Noble.  Joseph L. Parkinson and Reid N.
Langrill served as the Company's Chairman of the Board and Chief Executive Officer, and Vice President, Finance; Treasurer and
Chief Financial Officer, respectively, until September 26, 1994, when they resigned as officers and directors of the Company. Due to the resignation of Messrs. Parkinson and Langrill, Mr. Lothrop and Mr. Nicholson were appointed members of the Compensation Committee, effective October 17, 1994. During the fiscal year, there were no other members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries. With respect to Mr. Nicholson, in March of 1995, Lake Hazel Shopping Center, an Idaho general partnership, of which Mr. Nicholson is a partner, sold approximately 80 acres of real property located in

Ada County, Idaho, to the Company for $708,445. The acquisition of the real estate was in the Company's ordinary course of obtaining property for expansion of its operations at its Boise, Idaho site.

                        PERFORMANCE GRAPH

 The following graph illustrates a five-year comparison of cumulative total returns for the Company's Common Stock, the S&P 500 Composite Index, and the S&P Electronics (Semiconductors) Index from August 31, 1990, through August 31, 1995. In September 1994, the Company was added to the S&P Electronics (Semiconductors) Index. For purpose of this disclosure, current companies of S&P Electronics (Semiconductors) Index include Advanced Micro Devices, Inc.; Applied Materials, Inc.; Intel Corporation; Micron Technology, Inc.; Motorola, Inc.; National Semiconductor Corporation; and Texas Instruments Incorporated.

    Note: Management cautions that the stock price performance information shown in the graph below is provided as of fiscal year-end and may not be indicative of current stock price levels or future stock price performance.

 The Company operates on a 52/53 week fiscal year which ends on the Thursday closest to August 31. Accordingly, the last trading day of the Company's fiscal year varies. For consistent presentation and comparison to the industry indices shown herein, the Company has calculated its stock performance graph assuming an August 31 year-end. The performance graph assumes $100 invested on August 31, 1990, in common stock of Micron Technology, Inc., the S&P 500 Composite Index, and the S&P Electronics (Semiconductors) Index. Any dividends paid during the period presented are assumed to be reinvested. The performance was plotted using the following data:

                                                Year Ending August 31
                                        -------------------------------------------
                                        1990   1991   1992   1993    1994     1995
                                        ----   ----   ----   ----    ----     ----
Micron Technology, Inc................. $100   $157   $170   $597   $1,130   $4,333
S&P Electronics (Semiconductors) Index   100    120    146    327      346      616
S&P 500 Composite Index                  100    127    137    158      166      202

2.   PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S
CERTIFICATE OF INCORPORATION

 The Company's Certificate of Incorporation (the "Certificate"), as currently in effect, provides that the Company is authorized to issue one class of stock, consisting of 300,000,000 shares of Common Stock, $0.10 par value per share. On October 2, 1995, the Board of Directors authorized an amendment to the Certificate to increase the authorized number of shares of Common Stock to 1,000,000,000 shares. The shareholders are being asked to approve at the Annual Meeting such amendment to the Certificate. Under the proposed amendment, paragraph 4 of the Certificate would be amended to read as follows:

  "4. The total number of shares of common stock which the corporation shall have the authority to issue is one billion (1,000,000,000), and the par value of each of such shares is Ten Cents ($0.10)."

 The Company currently has 300,000,000 authorized shares of Common Stock. As of November 30, 1995, [206,861,383] shares of Common Stock were issued and outstanding. In addition, as of November 30, 1995, [17,892,381] shares were reserved for future grant or for issuance upon the exercise of outstanding options under the Company's 1985 Incentive Stock Option Plan, 1994 Stock Option Plan and 1989 Employee Stock Purchase Plan.

Purpose and Effect of the Amendment

 The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends, stock splits or to utilize such shares for business purposes. The Board of Directors has no present plan, agreement, or arrangement to issue any of the shares for which approval is sought. If the amendment is approved by the shareholders, the Board of Directors does not intend to solicit further shareholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.

 The increase in authorized Common Stock will not have any immediate effect on the rights of existing shareholders. To the extent that the additional authorized shares are issued in the future in a transaction other than in a stock split or stock dividend, the existing shareholders' percentage equity ownership will decrease and, depending on the price at which shares are issued, could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock. The holders of Common Stock have no preemptive rights. The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders by diluting the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors recommends voting "FOR" approval of the amendment.

3.   AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN

 The Micron Technology, Inc. 1994 Stock Option Plan (the "1994 Plan"), as currently in effect, reserves 2,000,000 shares of Common Stock for issuance thereunder. On October 30, 1995, the Board of Directors authorized an amendment to the 1994 Plan, subject to shareholder approval, to increase by an additional 5,000,000 the number of shares available for grant under the 1994 Plan. The purpose of the amendment is to provide the Company with an additional 5,000,000 shares of Common Stock that can be awarded or granted to officers, employees and consultants of the Company in future years through the expiration of the 1994 Plan in 2004. All such awards or grants under the 1994 Plan would be made only upon approval by the Board of Directors.

 The 1994 Plan was approved by shareholders at the 1994 Annual Meeting. The following is a summary of the material features of the 1994 Plan. A copy of the 1994 Plan has been filed with the Securities & Exchange Commission and the following summary is qualified in its entirety by reference to the 1994 Plan.

Purpose of the 1994 Plan Amendment

 The purpose of the proposed amendment is to ensure that the Company has a sufficient number of shares of Common Stock reserved under the 1994 Plan to accomplish the 1994 Plan's objective, i.e., to align management and shareholder long-term interests and to attract, motivate, and retain experienced and qualified management personnel. Assuming approval of the proposed amendment, the 7,000,000 total shares reserved for issuance under the 1994 Plan will represent approximately [3.38%] of the Company's Common Stock outstanding as of November 30, 1995.

Administration

 The 1994 Plan is administered by either (i) the Board of Directors, if the Board may administer the Plan in compliance with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or (ii) a committee appointed by the Board and constituted so as to permit the 1994 Plan to comply with the provisions of Rule 16b-3. If permitted by Rule 16b-3, the 1994 Plan may be administered by different bodies with respect to employees who are directors, non-director officers, employees who are neither directors nor officers, and consultants. For purposes of this plan description, the term "Committee" shall mean the Compensation Committee of the Board. Members of the Board receive no additional compensation for their services in connection with the administration of the 1994 Plan.

 The Committee has the discretion to select the employees and consultants to whom options may be granted (an "Optionee"), to determine the number of shares granted under each option, and to make all other determinations which it deems necessary or appropriate in the interpretation and administration of the 1994 Plan. Historically, any grants approved by the Committee also have been approved by the Board of Directors. The Committee, in its discretion, may accelerate the vesting of any option, may reduce the exercise price of any option, and amend or modify any option (provided that such amendment may not impair the rights of any Optionee unless mutually agreed otherwise by the Optionee and the Committee).

Eligible Participants

  Only persons who are officers, employees, or consultants, including advisors, of the Company are eligible to participate in, and to receive options under, the 1994 Plan. Neither the members of the Committee, nor any member of the Company's Board of Directors who is not also an officer or employee of the Company, may participate in the 1994 Plan. As of November 30, 1995, there were approximately [6,165] employees of the Company who were eligible to participate in the 1994 Plan and [436] actually participating. Currently, [11,200] shares of Common Stock have been issued upon exercise of options granted pursuant to the 1994 Plan. An additional [1,544,928] shares of Common Stock are subject to options granted, but unexercised, under the 1994 Plan. An Optionee may be granted more than one option under the 1994 Plan and any option that terminates without being exercised reverts to the 1994 Plan and becomes available for future grant. Under the terms of the 1994 Plan, no employee of the Company can be granted options to purchase more than 500,000 shares during any fiscal year, subject to adjustment upon changes in capitalization.

Terms of Options

 The 1994 Plan provides for the grant of incentive stock options
("ISOs") as defined in Section 422 of the Code, or nonstatutory stock options ("NSOs"). Options granted to consultants are nonstatutory stock options.

     The purchase price per share payable by an Optionee upon the exercise of each ISO granted under the 1994 Plan equals the fair market value of the Company's Common Stock on the date of the grant. The fair market value of a share of the Company's Common Stock is deemed to be the average closing price of the Company's

Common Stock as quoted on the New York Stock Exchange for the five (5) business days preceding the date the Option is granted. As of November 30, 1995, the fair market value of a share of Common Stock was $50.55. The purchase price per share payable by an Optionee upon the exercise of each NSO granted under the 1994 Plan is determined by the Committee.

 The exercise price of an option granted under the 1994 Plan may be paid in cash, check, promissory note, or, at the discretion of the Committee, in shares of the Company's Common Stock, or in any combination thereof. Other methods of payment available under the Plan include the acceptance by the Committee and stockbroker of documentation necessary to perform a cashless exercise transaction or the reduction of any Company liability to an Optionee. In general, if an Optionee's employment with the Company is terminated for any reason, options exercisable as of the date of termination may be exercised for a period of 30 days following such date. Options yet to be exercisable terminate immediately upon the date of the termination. However, the Committee may grant options under the 1994 Plan which survive the termination of an Optionee's employment with the Company, and may accelerate the vesting of options upon such terms and conditions as the Committee may determine.

 Options granted under the 1994 Plan cannot be assigned, transferred, pledged, or otherwise encumbered in any way, except in the event of the death of an Optionee, by the Optionee's will, or by the applicable laws of descent or distribution. Options granted under the 1994 Plan are exercisable during an Optionee's lifetime only by the Optionee.

 Options granted under the 1994 Plan are evidenced by a written agreement between the Company and the Optionee, containing the specific terms and conditions of each option. The current form of agreement provides for an option term of six (6) years with the shares exercisable as to twenty percent (20%) of the shares subject to the option per year commencing with the first anniversary date of the date of grant.

Adjustments upon Changes in Capitalization

 Subject to adjustment in the case of certain changes in the capital structure of the Company, and subject to the shareholders' approval of the amendment to the 1994 Plan as proposed hereby, a maximum of 7,000,000 shares of the Company's $.10 par value Common Stock will be reserved for issuance pursuant to options granted under the 1994 Plan. In the event of a change in the number or nature of the Company's shares of outstanding Common Stock by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment, a proportionate adjustment may be made in the number of shares reserved for issuance under the 1994 Plan and will be made to the number, class, and exercise price of shares subject to any outstanding options under the 1994 Plan, in order to maintain the purpose of the original grant.

Amendment and Termination of the 1994 Plan

 The 1994 Plan was effective upon the adoption by the Company's Board of Directors and approval by the Company's shareholders at the 1994 Annual Meeting. It will terminate ten (10) years from such date, unless earlier terminated by the Board of Directors. However, the Company's Board of Directors may, at any time, terminate the 1994 Plan on an earlier date, provided that such termination will not affect the rights of the Optionees under any outstanding options previously granted under the 1994 Plan. In addition, and subject to the limitations in the 1994 Plan, the Company's Board of Directors may amend the Plan at any time.

Federal Income Tax Consequences

 The following discussion of the federal income tax consequences of the 1994 Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, Optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

 ISOs and NSOs are treated differently for federal tax purposes.
ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements.

 An Optionee is not taxed on the grant or exercise of an ISO.
The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an Optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the Optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the Optionee's basis in the shares (which generally equals the exercise price). If an Optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying either of the one and two-year holding periods described above, the disposition disqualifies the option from favorable tax treatment as an ISO, and the Optionee will recognize ordinary income in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the Optionee's adjusted basis in the stock (usually the exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be capital gain. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the Optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company is entitled to a deduction in the year the Optionee disposes of the shares in an amount equal to the ordinary income recognized by the Optionee.

 An Optionee is not taxed on the grant of an NSO. On exercise, however, the Optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the Optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise.
The Company does not receive a deduction for this gain.

 The 1994 Plan includes provisions necessary for the plan to comply with Section 162(m) of the Internal Revenue Code of 1986.
Section 162(m) places a limit of $1,000,000 on the amount of certain compensation that may be deducted by the Company in any tax year with respect to each of the Company's highest paid executives, including compensation relating to stock option exercises. The compensation of the highest paid executives relating to stock option exercises is not subject to the deduction limit if certain limitations approved by shareholders are applied to stock options granted to executive officers.

Plan Benefits

 Because options under the 1994 Plan are granted in the discretion of the Board of Directors (or such committee, if any, to whom the Board has delegated such authority), it is not possible for the Company to determine and disclose the amount of options that may be granted to the named executive officers and the executive officers as a whole, if the amendment is approved. However, see "Eligible Participants" above for a description of the limitations as to granting of options.

Proposed Amendment

 Under the terms of the 1994 Plan, as originally approved by the shareholders, there were 1,000,000 shares reserved for issuance. On May 4, 1995, the Company effected a 2-for-1 stock split of its Common Stock pursuant to a stock dividend. This adjustment caused the 1,000,000 shares reserved for issuance to increase to 2,000,000 shares. Accordingly, following the stock split, the 1994 Plan authorized the issuance of 2,000,000 shares of Common Stock. The proposed amendment will increase the number of authorized shares of Common Stock reserved for issuance by an additional 5,000,000 shares by revising the final sentence of
Section 3 of the 1994 Plan to read as follows:

  "Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 7,000,000 Shares."

The Board of Directors recommends voting "FOR" approval of the amendment.

4.   RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

 The Board of Directors has appointed Coopers & Lybrand L.L.P., independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending August 29, 1996. Coopers & Lybrand L.L.P. has been the Company's independent accountants since fiscal year 1985. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

 The Board of Directors recommends voting "FOR" the ratification of the appointment of Coopers & Lybrand L.L.P.


5.   OTHER MATTERS

 The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of Proxy will vote, in their discretion, the shares they represent.


                                   THE BOARD OF DIRECTORS



Dated: December 14, 1995

  This Proxy is solicited on behalf of the Board of Directors

                     MICRON TECHNOLOGY, INC.

              1995 ANNUAL MEETING OF SHAREHOLDERS
                        January 29, 1996

The undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of 1995 Annual Meeting of Shareholders and Proxy Statement, each dated December 18, 1995, and hereby appoints Steven R. Appleton and Wilbur G. Stover, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1995 Annual Meeting of Shareholders of Micron Technology, Inc., to be held January 29, 1996, at 9:00 a.m., Mountain Standard Time, at the Boise Centre on the Grove, 850 W. Front Street, Boise, Idaho 83702, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.  ELECTION OF DIRECTORS:
    / / FOR nominees listed below     / / WITHHOLD authority to vote
        (except as indicated)             for all nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list
below:    Steven R. Appleton; Jerry M. Hess; Robert A. Lothrop;
Tyler A. Lowrey; Thomas T. Nicholson; Allen T. Noble; Don J. Simplot; John R. Simplot; Gordon C. Smith; Wilbur G. Stover, Jr.

2.  PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE
    OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
    OF THE COMPANY'S COMMON STOCK FROM 300,000,000 SHARES TO
    1,000,000,000 SHARES:

           / /  FOR           / /  AGAINST         / /  ABSTAIN
                 (to be signed on reverse side)

                  (continued from other side)

3.  PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1994 STOCK
    OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S
    COMMON STOCK RESERVED FOR FUTURE GRANT FROM 2,000,000 TO
    7,000,000 SHARES:

           / /  FOR           / /  AGAINST         / /  ABSTAIN

4.  PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND
    L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL
    1996:

           / /  FOR           / /  AGAINST         / /  ABSTAIN

and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3, and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote, in their discretion, provided, that they will not vote in the election of directors for persons for whom authority to vote has been withheld.

                                Dated                 , 199
                                     -----------------     ----


                                -------------------------------
                                Signature


                                -------------------------------
                                Signature

(This proxy should be voted, signed, and dated by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                         "APPENDIX A"

                     MICRON TECHNOLOGY, INC.
                     1994 STOCK OPTION PLAN


     1.   Purposes of the Plan.  The purposes of this Stock
Option Plan are:

     * to attract and retain the best available personnel for positions of substantial responsibility,

     * to provide additional incentive to Employees and Consultants, and

     *    to promote the success of the Company's business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with
Section 4 of the Plan.

          (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under Delaware corporate and securities laws and the Code.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Change in Control" means the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the Common Stock of the Company outstanding at any time.

          (e) "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

          (g)  "Common Stock" means the Common Stock of the
Company.

          (h)  "Company" means Micron Technology, Inc., a
Delaware corporation.

          (i) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

          (j) "Continuous Status as and Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (k)  "Director" means a member of the Board.

          (l) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (m) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i)  If the Common Stock is listed on any
established stock exchange, including without limitation the New York Stock Exchange ("NYSE"), or a national market system, the Fair Market Value of a Share of Common Stock shall be the average closing price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or the exchange with the greatest volume of trading in Common Stock) for the five business days preceding the day of determination, as reported in the The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market
Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (iii)     In the absence of an established market
for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (p) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of
Section 422 of the Code and the regulations promulgated thereunder.

          (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (r) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is subject to the terms and conditions of the Option Agreement.

          (s) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (t) "Option" means a stock option granted pursuant to the Plan.

          (u) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (v) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

          (w) "Optioned Stock" means the Common Stock subject to an Option.

          (x) "Optionee" means an Employee or Consultant who holds an outstanding Option.

          (y) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (z)  "Plan" means this 1994 Option Plan.

          (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

          (cc) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code. In the case of an Option that is not intended to qualify as an Incentive Stock Option, the term "Subsidiary" shall also include any other entity in which the Company, or any Parent or Subsidiary of the Company has a significant ownership interest.

     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 7,000,000
Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4.   Administration of the Plan.

          (a)  Procedure.

               (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

               (ii) Administration With Respect to Directors and Officers Subject to Section 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to
Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

               (iii) Administration With Respect to Other Persons. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;


               (ii) to select the Consultants and Employees to whom Options may be granted hereunder;

               (iii)     to determine whether and to what extent
Options are granted hereunder;

               (iv) to determine the number of shares of Common
Stock to be covered by each Option granted hereunder;

               (v) to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vii)     to reduce the exercise price of any
Option to the then current Fair Market Value if the Fair Market
Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

               (viii)    to construe and interpret the terms of
the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

               (xii)     to institute and Option Exchange
Program; and

               (xiii)    to make all other determinations deemed
necessary or advisable for administering the Plan.

          (c)  Effect of Administrator's Decision.  The
Administrator's decisions, determinations, and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5. Eligibility. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options.

     6.   Limitations.

          (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock
Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

               (i)  of Shares subject to an Optionee's Incentive
Stock Options granted by the Company or any Parent or Subsidiary, which

               (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

          (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options to Employees:

               (i) No employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000
Shares.

               (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

               (iii) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the canceled Option will be counted against the limit set forth in
Section 6(c)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

     9.   Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i)  In the case of an Incentive Stock Option

                    (A)  granted to an Employee who, at the time
the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B)  granted to any Employee other than an
Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair
Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.

          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In doing so, the Administrator may specify that an Option may not be exercised until the completion of a service period.

          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i)  cash;

               (ii) check;

               (iii)     promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and
(B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii) any combination of the foregoing methods of payment; or

               (viii)    such other consideration and method of
payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10.  Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted thereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate, either in book entry form or in certificate form, promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

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

          (b)  Termination of Employment or Consulting
Relationship. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it as the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for 30 days following the Optionee's termination of Continuous Status as an Employee or Consultant. In the case of an Incentive Stock Option, such period of time shall not exceed thirty (30) days from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee does not exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at any time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Rule 16b-3. Options granted to individuals subject to Section 16 of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from
Section 16 of the Exchange Act with respect to Plan transactions.

          (f)  Suspension.   Any Optionee who is also a
participant in the Retirement at Micron ("RAM") Section 401(k) Plan and who requests and receives a hardship distribution from the RAM Plan, is prohibited from making, and must suspend, his or her employee elective contributions and employee contributions including, without limitation on the foregoing, the

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
exercise of any Option granted from the date of receipt by that employee of the RAM hardship distribution.

     11. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     12.  Adjustments Upon Changes in Capitalization,
Dissolution, Merger, or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of issued shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned stock, including Shares as to which the Option would not otherwise be exercisable.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option may be assumed or an equivalent option or right may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or

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

sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          (d)  Change in Control.   In the event of a Change in
Control, the unexercised portion of the Option shall become immediately exercisable, to the extent such acceleration does not disqualify the Plan, or cause an Incentive Stock Option to be treated as a Nonstatutory Stock Option without the consent of the Optionee.

     13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     14.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule, or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule, or regulation.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     15.  Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder,

Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16.  Liability of Company.

          (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of shares subject to the Plan is timely obtained in accordance with
Section 14(b) of the Plan.

     17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and Delaware law.

Revised  11/14/95





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